GAM FUNDS, INC.

                   CLASS B SHARE SERVICE AND DISTRIBUTION PLAN



         WHEREAS, GAM Funds, Inc. (the "Fund") is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "Plan") with respect to shares of its Class B common stock, par value $.001 per share, (the "Class B Shares") of each series of the Fund (the "Series"), and the Board of Directors has determined that there is a reasonable likelihood that adoption of the Plan will benefit each Series and its stockholders; and

         WHEREAS, the Fund employs GAM Services Inc. (the "Distributor") as distributor of the Class B Shares; and

         WHEREAS, the Fund and the Distributor intend to enter into a separate Distribution Agreement with the Fund for the Class B Shares, pursuant to which the Fund will employ the Distributor as distributor for the continuous offering of Class B Shares;

         NOW, THEREFORE, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan with respect to the Class B Shares of each Series in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions:

         1. SERVICE FEE. The Fund will pay to the Distributor, and each successor principal distributor of such Fund's shares pursuant to this Plan, so long as it shall be providing shareholder services, as compensation for providing, or arranging for the provision of, shareholder services in respect of the Class B Shares of the Fund, a monthly service fee (the "Service Fee") at the annual rate of 0.25 of 1% of the average daily net assets of each Series attributable to the Class B Shares, as determined at the close of each business day during the month. The Distributor may pay all or any portion of the Service Fee to securities dealers as service fees pursuant to agreements with such dealers for providing personal services to investors in shares of the Fund and/or the maintenance of shareholder accounts, or may use all or any portion of the Service Fee to pay for expenses of the Distributor (including overhead expenses)  incurred  in  connection  with the  provision  of  personal  services provided to investors in shares of the Fund and/or the maintenance of shareholder accounts, including without limitation, expenses of personnel and communications equipment used in servicing shareholder accounts. All payments of Service Fees under this plan are intended to qualify as "service fees" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as in effect from time to time.
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                                       2

         2. DISTRIBUTION FEE. In addition to the Service Fee, the Fund will pay to the Distributor, as compensation for acting as principal distributor in respect of the Class B Shares of the Fund and as reimbursement of the distribution expenditures incurred in connection therewith, including those listed below, its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") computed at the annual rate of 0.75 of 1% of the average daily net assets of each Series attributable to the Class B Shares. Such expenditures may consist of: (i) commissions to sales personnel for selling shares of the Fund (including interest and other financing costs); (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii) payments to broker-dealers and other financial institutions which have entered into agreements with the Distributor for distribution services rendered in connection with the sale and distribution of shares of the Fund; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to each class of shares of the Funds;
(v) the costs of preparing and distributing promotional materials; (vi) the cost of printing the Fund's Prospectus and Statement of Additional Information for distribution to potential investors; and (vii) such other similar services that the Board of Directors of the Fund determines are reasonably calculated to result in sales of shares of the Fund. Any payment of Distribution Fees under this Plan is intended to constitute an "asset-based sales charge" within the meaning of the Conduct Rules of the NASD.

         3. PAYMENT. The Service Fee and Distribution Fee shall be calculated and accrued daily, and paid monthly or at such other intervals as the Board of Directors and Distributor shall agree.

         4. The Distribution Agreement between the Fund and the Distributor relating to the Class B Shares of the Fund (the "Distributor's Contract") shall provide that: (i) the Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee payable in respect of the Class B Shares of the Fund upon the settlement date of each sale of a "Commission Share" (as defined below) of such class taken into account in determining such Distributor's Allocable Portion of such Distribution Fee in respect of such class; (ii) the Fund's obligation to pay the Distributor its Allocable Portion of the Distribution Fee payable in respect of such class shall not be terminated or modified for any reason (including a termination of the Distributor's Contract between such Distributor and the Fund) except to the extent required by a change in the Investment Company Act of 1940 (the "Act"), the rules thereunder or the Conduct Rules of the NASD, or in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B Shares of the Fund;
(iii) the Fund will not take any action to waive or change any contingent deferred sales charge ("CDSC") in respect of the Class B Shares of the Fund, except as provided in the Fund's Prospectus or Statement of Additional Information, without the consent of the Distributor or its assigns; (iv) neither the termination of the Distributor's role as principal distributor of the Class B Shares of the Fund, nor the termination of the Distributor's Contract nor the termination of this Plan will terminate the Distributor's right to its Allocable Portion of the CDSCs; and (v) the Distributor may assign, sell or pledge (collectively, "Transfer") its rights to the Service Fees and its Allocable Portion of the Distribution Fees and CDSCs (but not the

Distributor's obligations to the Fund under the Distributor's Contract) to raise funds to make the expenditures related to the distribution of Class B Shares of the Fund and in connection therewith, upon receipt of notice of such Transfer, the Fund shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries, such portion of the Distributor's Service Fees, Allocable Portion of the Distribution Fees or CDSCs in respect of the Class B Shares of such Fund so Transferred and except as provided in (ii) above, notwithstanding anything to the contrary set forth in this Plan or in the Distributor's Contract, to the extent the Distributor has Transferred its rights to its Allocable Portion of the Distribution Fees and CDSCs, the Fund's obligation to pay the Distributor's Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B Shares of such Fund shall be absolute and unconditional and shall not be subject to dispute, set-offs, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of the Distributor (it being understood that such provision is not a waiver of the Fund's right to pursue the Distributor and enforce such claims against the assets of the Distributor other than its right to the Distribution Fees and CDSCs in respect of the Class B Shares of the Fund transferred in connection with such Transfer). For purposes of this Plan, the term "Allocable Portion" of Distribution Fees or CDSCs payable in respect of the Class B Shares of the Fund as applied to any Distribution Fees or CDSCs payable in respect of the Class B Shares of the Fund as applied to the Distributor shall mean the portion of Distribution Fees or CDSCs payable in respect of the Fund allocated to the Distributor. For purposes of this Plan, the term "Complete Termination" of this Plan in respect of any Class B Shares of the Fund means a termination of this Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of the Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to Rule 12b-1 in respect of the Class B Shares of the Fund and for every future class of shares which has substantially similar characteristics to the Class B Shares of the Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

         5. This Plan shall not take effect with respect to each Series until it has been approved, together with any related agreements, (a) by votes of a majority of both (i) the Board of Directors of the Fund and (ii) those Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940
Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements, and (b) if required by the 1940 Act, by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class B Shares of such Series.

         6. This Plan shall continue in effect for one year from the date of its adoption, and thereafter the Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 5.

         7. The Distributor shall provide to the Board of Directors of the Fund, and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made, including commissions,
advertising,   printing,  interest,  carrying  charges  and  allocated  overhead expenses.

         8. Any agreement related to this Plan shall provide:

            a.      that such  agreement may be  terminated  with respect to the
                 Class B Shares of any Series at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding voting securities of such Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

            b.      that such agreement  shall  terminate  automatically  in the event of its assignment.

         9. All amounts expended under this Plan for the benefit of the Class B Shares of a specific Series as to which this Plan is effective will be charged to the Class B Shares of that Series, and any expenses pursuant to this Plan which are deemed by the Board of Directors of the Fund to benefit all such Series equally will be charged to the Class B Shares of each such Series on the basis of the net asset value of the Class B Shares of such Series in relation to the net asset value of all of the outstanding Class B Shares of the Fund.

         10. This Plan may be terminated with respect to the Class B Shares of any Series at any time by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding Class B Shares of such Series.

         11. This Plan may not be amended with respect to the Class B Shares of any Series to increase materially the amount of compensation provided for in Paragraphs 1 or 2 hereof unless such amendment is approved in the manner provided for initial approval in Paragraph 5 hereof, and no material amendment to the Plan of any kind, including an amendment which would increase materially the amount of such compensation, shall be made unless approved in the manner provided for approval and annual renewal in Paragraphs 5 and 6 hereof.

         12. While this Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the 1940 Act) of the Fund shall be committed to the discretion of the then current Directors who are not interested persons (as defined in the 1940 Act) of the Fund.

         13. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 7 hereof for a period of not less than six (6) years from the date of this Plan, such agreements or such reports, as the case may be, the first two (2) years in an easily accessible place.

                                 GAM FUNDS, INC.

                   CLASS C SHARE SERVICE AND DISTRIBUTION PLAN


         WHEREAS, GAM Funds, Inc. (the "Fund") is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "Plan") with respect to shares of its Class C common stock, par value $.001 per share, (the "Class C Shares") of each series of the Fund (the "Series"), and the Board of Directors has determined that there is a reasonable likelihood that adoption of the Plan will benefit each Series and its stockholders; and

         WHEREAS, the Fund employs GAM Services Inc. (the "Distributor") as distributor of the Class C Shares; and

         WHEREAS, the Fund and the Distributor intend to enter into a separate Distribution Agreement with the Fund for the Class C Shares, pursuant to which the Fund will employ the Distributor as distributor for the continuous offering of Class C Shares;

         NOW, THEREFORE, the Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan with respect to the Class C Shares of each Series in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions:

         1. SERVICE FEE. The Fund will pay to the Distributor and each successor principal distributor of such Fund's shares pursuant to this Plan, so long as it shall be providing shareholder services, as compensation for providing, or arranging for the provision of, shareholder services in respect of the Class C Shares of the Fund, a monthly service fee (the "Service Fee") at the annual rate of 0.25 of 1% of the average daily net assets of each Series attributable to the Class C Shares, as determined at the close of each business day during the month. The Distributor may pay all or any portion of the Service Fee to securities dealers as service fees pursuant to agreements with such dealers for providing personal services to investors in shares of the Fund and/or the maintenance of shareholder accounts, or may use all or any portion of the Service Fee to pay for expenses of the Distributor (including overhead expenses) incurred in connection with the provision of personal services provided to investors in shares of the Fund and/or the maintenance of shareholder accounts, including without limitation, expenses of personnel and communications equipment used in servicing shareholder accounts. All payments of Service Fees under this plan are intended to qualify as "service fees" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as in effect from time to time.

         2. DISTRIBUTION FEE. In addition to the Service Fee, the Fund will pay to the Distributor, as compensation for acting as principal distributor in respect of the Class C Shares of the Fund and as reimbursement of the distribution expenditures incurred in connection therewith, including those listed below, its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") computed at the annual rate of 0.75 of 1% of the average daily net assets of each Series attributable to the Class C Shares. Such expenditures may consist of: (i) commissions to sales personnel for selling shares of the Fund (including interest and other financing costs); (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii) payments to broker-dealers and other financial institutions which have entered into agreements with the Distributor for distribution services rendered in connection with the sale and distribution of shares of the Fund; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to each class of shares of the Funds;
(v) the costs of preparing and distributing promotional materials; (vi) the cost of printing the Fund's Prospectus and Statement of Additional Information for distribution to potential investors; and (vii) such other similar services that the Board of Directors of the Fund determines are reasonably calculated to result in sales of shares of the Fund. Any payment of Distribution Fees under this Plan is intended to constitute an "asset-based sales charge" within the meaning of the Conduct Rules of the NASD.

         3. PAYMENT. The Service Fee and Distribution Fee shall be calculated and accrued daily, and paid monthly or at such other intervals as the Board of Directors and Distributor shall agree.

         4. This Plan shall not take effect with respect to each Series until it has been approved, together with any related agreements, (a) by votes of a majority of both (i) the Board of Directors of the Fund and (ii) those Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940
Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements, and (b) if required by the 1940 Act, by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class C Shares of such Series.

         5. This Plan shall continue in effect for one year from the date of its adoption, and thereafter the Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 4.

         6. The Distributor shall provide to the Board of Directors of the Fund, and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made, including commissions,
advertising,   printing,  interest,  carrying  charges  and  allocated  overhead expenses.

         7. Any agreement related to this Plan shall provide:

            a.      that such  agreement may be  terminated  with respect to the
                 Class C Shares of any Series at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding voting securities of such Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

            b.      that such agreement  shall  terminate  automatically  in the event of its assignment.

         8. All amounts expended under this Plan for the benefit of the Class C Shares of a specific Series as to which this Plan is effective will be charged to the Class C Shares of that Series, and any expenses pursuant to this Plan which are deemed by the Board of Directors of the Fund to benefit all such Series equally will be charged to the Class C Shares of each such Series on the basis of the net asset value of the Class C Shares of such Series in relation to the net asset value of all of the outstanding Class C Shares of the Fund.

         9. This Plan may be terminated with respect to the Class C Shares of any Series at any time by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding Class C Shares of such Series.

         10. This Plan may not be amended with respect to the Class C Shares of any Series to increase materially the amount of compensation provided for in Paragraphs 1 and 2 hereof unless such amendment is approved in the manner provided for initial approval in Paragraph 4 hereof, and no material amendment to the Plan of any kind, including an amendment which would increase materially the amount of such compensation, shall be made unless approved in the manner provided for approval and annual renewal in Paragraphs 4 and 5 hereof.

         11. While this Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the 1940 Act) of the Fund shall be committed to the discretion of the then current Directors who are not interested persons (as defined in the 1940 Act) of the Fund.

         12. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 6 hereof for a period of not less than six (6) years from the date of this Plan, such agreements or such reports, as the case may be, the first two (2) years in an easily accessible place.